UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2015 (August 14, 2015)

NEW JERSEY RESOURCES
CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement

On August 14, 2015, NJNR Pipeline Company (“NJNR”), a wholly-owned subsidiary of New Jersey Resources Corporation (“NJR”), entered into a Contribution Agreement (the “Contribution Agreement”) with Dominion Midstream Partners, LP (the “Partnership”) and Iroquois GP Holding Company, LLC, a wholly owned subsidiary of the Partnership. Pursuant to the Contribution Agreement, NJNR will contribute to the Partnership its 5.53 percent partnership interests in Iroquois Gas Transmission System, L.P. (“IGTS”) in exchange for 1,838,932 common units representing limited partner interests in the Partnership (“Common Units”). The aggregate value of the Common Units to be issued to NJNR is approximately $61.1 million, determined as provided in the Contribution Agreement.

NJNR has agreed to certain transfer restrictions applicable to the Common Units to be issued to NJNR, including, subject to certain exceptions, a general 12-month lock up following the closing of such Common Units.

Registration Rights Agreement

In connection with the Contribution Agreement, NJNR and the Partnership expect to enter into a registration rights agreement (the “Registration Rights Agreement”) at closing. The Partnership has agreed to grant NJNR certain registration rights and piggyback registration rights with respect to future offerings of Common Units by the Partnership. The rights to be granted under the Registration Rights Agreement will not affect the lock-up period under the Contribution Agreement described in this Item 1.01. The Registration Rights Agreement will also include provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. These registration rights will be transferable to affiliates, and in certain circumstances, to third parties.

Each of the foregoing descriptions of the Contribution Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Contribution Agreement and the Registration Rights Agreement. A copy of the Contribution Agreement, which includes as an exhibit the form of Registration Rights Agreement, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Closing

The closing of the transactions described on this Form 8-K is conditioned upon the closing of separate but related transactions between the Partnership and other parties owning partnership interests in ITGS, as well as upon clearance under the Hart-Scott Rodino Act and other customary closing conditions.

Item 7.01 Regulation FD Disclosure

On August 17, 2015, NJR issued a press release announcing the transaction described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On the same date, NJR published an Investor Fact Sheet entitled “Summary of the Iroquois Gas Transmission System,” which is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2 is incorporated into this Item 7.01 by reference, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.             Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Contribution Agreement by and among NJNR Pipeline Company, Dominion Midstream Partners, LP and Iroquois GP Holding Company, LLC dated August 14, 2015
99.1	Press Release dated August 17, 2015 (furnished pursuant to Item 7.01)
99.2	Investor Fact Sheet dated August 17, 2015 (furnished pursuant to Item 7.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2015

NEW JERSEY RESOURCES
CORPORATION

By: /s/ Glenn C. Lockwood

Glenn C. Lockwood

Executive Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Contribution Agreement by and among NJNR Pipeline Company, Dominion Midstream Partners, LP and Iroquois GP Holding Company, LLC dated August 14, 2015

99.1	Press Release dated August 17, 2015 (furnished pursuant to Item 7.01)

99.2	Investor Fact Sheet dated August 17, 2015 (furnished pursuant to Item 7.01)